Exhibit 99.1
WYNDHAM DESTINATIONS RELEASES
PRELIMINARY FOURTH QUARTER OPERATING METRICS

ORLANDO, Fla. (Jan. 11, 2021) – Wyndham Destinations, Inc. (NYSE:WYND) is releasing preliminary operating metrics for the fourth quarter of 2020:

•Gross vacation ownership interest (VOI) sales of $281 million (1)
•VOI sales were impacted by increased restrictions related to COVID-19, particularly in Hawaii and California where resorts were closed in December
•Fourth quarter gross VOI sales were 51.8% lower than the prior year with tours 63.8% lower year-over-year, partially offset by a 23.8% increase in VPG
•Excluding Hawaii, and California in December, fourth quarter gross VOI sales declined 48.5% and tours declined 61.0% year-over-year

“We were pleased to finish the year strong while adhering to important and necessary safety guidelines for the benefit of our owners, members and associates,” commented Michael D. Brown, president and CEO of Wyndham Destinations. “Restrictions in California and certain other markets curtailed the momentum we had coming out of the summer. However, the underlying strength at our resorts that remained fully open support our expectation of a strong return of leisure travel in 2021. Our bookings for the summer of 2021 and beyond continue to be strong.”

The Company is reaffirming the following:

•Expect the loan loss provision associated with fourth quarter gross VOI sales to remain below 20%
•Continue to expect positive adjusted free cash flow for the full year of 2020

About Wyndham Destinations
Wyndham Destinations (NYSE:WYND), the world’s largest vacation club and exchange company, is on a mission to put the world on vacation. The company offers more than 4 million members and owner families the opportunity to own, exchange, or rent their vacation experience while enjoying quality, flexibility, and great value from a trusted brand. The company’s Wyndham Vacation Clubs offer 230 resorts that provide a contemporary take on the timeshare model through brands Club Wyndham®, Worldmark® by Wyndham, and Margaritaville Vacation Club® by Wyndham. With a global presence in 110 countries, the company’s membership travel business – Panorama – includes today’s leading vacation exchange, leisure travel, and technology brands, including RCI, the global leader in vacation exchange that provides access to 4,200+ affiliated resorts, and Extra Holidays, offering condo vacations at hotel prices. Year after year, our worldwide team of associates delivers exceptional vacation experiences to millions of families as they make life’s favorite memories. At Wyndham Destinations, our world is your destination.

The operating metrics reported in this release are preliminary and subject to change as the Company completes its financial statements for the fourth quarter and full year 2020.

(1) Gross VOI sales, a non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period. This measure is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this preliminary estimated non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort; primarily due to the ongoing calculation of the company’s loan loss provision. A full reconciliation of this non-GAAP metric will be included in the company’s earnings release reporting on its fourth quarter results.

About the new Travel + Leisure Co.
As announced in the Company’s January 6, 2021 press release, Wyndham Destinations acquired the Travel + Leisure group from Meredith Corporation and will change its name to Travel + Leisure Co. As a result, in the first quarter of 2021, Travel + Leisure Co. will become the world’s leading membership and leisure travel company, with a portfolio of nearly 20 resort, travel club and lifestyle travel brands. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with 230 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company, industry-leading travel technology, and subscription travel brands; and Travel + Leisure Group, featuring top online and print travel content, online booking platforms and travel clubs, and branded consumer products. At Travel + Leisure Co., our global team of associates brings hospitality to millions, turning vacation inspiration into exceptional travel experiences. We put the world on vacation.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future,” "intends," "projects" or other words of similar meaning. Forward looking statements are subject to risks and uncertainties that could cause actual results of Wyndham Destinations, Inc. (“Wyndham Destinations”) to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Destinations’ current views and expectations with respect to its future performance and operations, and other anticipated future events and expectations that are not historical facts. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that might cause such a difference include, but are not limited to, risks associated with the acquisition of the Travel + Leisure brand and all related assets from Meredith Corporation, including unanticipated costs and/or delays, unfavorable reaction by customers, partners, employees, or suppliers, future revenues being lower than expected, failure or inability to implement growth or expansion strategies in a timely manner or at all, local and global political and economic conditions; uncertainty with respect to the scope and duration of the novel coronavirus global pandemic (COVID-19) and any resurgences and the pace of recovery; the timing of the development and distribution of an effective vaccine or treatment for COVID-19; the potential impact of the COVID-19 pandemic and governmental, business and individuals’ actions in response to the pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest (VOI) sales and tour flow, consumer demand and liquidity, our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital on reasonable terms, at a reasonable cost or at all, our and Wyndham Hotels’ ability to maintain credit ratings, general economic conditions and unemployment rates, the performance of the financial and credit markets, the competition in and the economic environment for the timeshare industry; risks associated with employees working remotely or operating with a reduced workforce; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; operating risks associated with the Wyndham Vacation Clubs and Panorama segments; uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“spin-off”) Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) or the divestiture of our North American and European vacation rentals businesses, or the acquisition of Alliance Reservations Network (“ARN”); unanticipated developments related to the impact of the spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations; our ability to execute on our strategy, the timing and amount of future dividends and share repurchases, if any, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, to be filed with the SEC on October 28, 2020. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

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Investor Contact: Christopher Agnew Senior Vice President, FP&A and Investor Relations (407) 626-4050 Christopher.Agnew@wyn.com	Media Contact: Steven Goldsmith Public Relations (407) 626-5882 Steven.Goldsmith@wyn.com

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